UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)

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NVIDIA CORPORATION
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In November 2013, the Board of Directors (the “Board”) of NVIDIA Corporation (the “Company”) approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”), effective immediately. The Bylaws were amended to add a provision that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or its stockholders, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Delaware General Corporation Law, the certificate of incorporation or the Bylaws of the Company or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine.
Commencing May 15, 2014, the Company intends to communicate the below reasons it amended its Bylaws to certain stockholders, in order to allow the Company’s stockholders to consider such reasons in determining to re-elect the members of the Board:

•	The Company has been subject to stockholder suits in the past;

•	While in some cases these suits have been brought in Delaware, where the Company is incorporated, suits have also occurred elsewhere;

•	The Company’s experience in other jurisdictions has been that cases can take years to be heard, and are often heard by judges with little or no relevant experience;

•	Cases brought in multiple jurisdictions can result in inconsistent judicial actions and result in a huge volume of duplicative actions as plaintiff firms jockey for position, benefiting no one;

•	The Company strongly supports the ability of stockholders to enforce their legal rights;

•	The change to the Bylaws is limited in scope and in no way limits or prevents stockholders from enforcing these rights;

•	What the Bylaw amendment does is ensure that when stockholders bring claims under Delaware laws, those claims are heard in Delaware courts;

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The Company believes that its stockholders and the Company are best served by having those matters resolved in the Delaware courts because they have significant expertise and experience in complex corporate and securities issues, a bench that is equally experienced and expert in these areas, and a demonstrated ability to resolve matters rapidly, which benefits all parties;

•	As a result the Company believes that Delaware provides the fairest venue for such cases to be tried; and

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The Company believes that this Bylaw amendment providing for litigation to be brought in Delaware reflects a trend of such actions by leading companies, with over 300 companies to date adopting such provisions in their certificate of incorporation or bylaws since 2010, when Delaware first recognized the ability of companies to adopt such provisions.